Exhibit 24.1
POWER OF ATTORNEY

Each of the undersigned directors and officers of DELUXE CORPORATION, a Minnesota corporation, hereby constitutes and appoints Lee Schram and Terry D. Peterson their true and lawful attorneys-in-fact, and each of them, with full power to act without the other, to sign the Company's annual report on Form 10-K for the year ended December 31, 2015, and any and all amendments to such report, and to file the same and any such amendment, with any exhibits, and any other documents required in connection with such filing, with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934.

Date

/s/ Lee Schram	2/16/2016
Lee Schram, Chief Executive Officer and
Director (principal executive officer)

/s/ Terry D. Peterson	2/16/2016
Terry D. Peterson, Senior Vice President, Chief
Financial Officer (principal financial officer and principal accounting officer)

/s/ Ronald C. Baldwin	2/16/2016
Ronald C. Baldwin, Director

/s/ Charles A. Haggerty	2/16/2016
Charles A. Haggerty, Director

/s/ Don J. McGrath	2/16/2016
Don J. McGrath, Director

/s/ Cheryl Mayberry McKissack	2/16/2016
Cheryl Mayberry McKissack, Director

/s/ Neil J. Metviner	2/16/2016
Neil J. Metviner, Director

/s/ Stephen P. Nachtsheim	2/16/2016
Stephen P. Nachtsheim, Director

/s/ Mary Ann O'Dwyer	2/16/2016
Mary Ann O'Dwyer, Director

/s/ Thomas J. Reddin	2/16/2016
Thomas J. Reddin, Director

/s/ Martyn R. Redgrave	2/16/2016
Martyn R. Redgrave, Director